Exhibit 10.1

Execution Version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of June 8, 2025 and effective as of the Effective Date (as defined below), by and among Maravai LifeSciences Holdings, Inc., a Delaware corporation (“Parent”), Maravai Intermediate Holdings, LLC, a Delaware limited liability company (“Employer”), and Bernd Brust (“Executive”). Capitalized terms used but not otherwise defined shall have the meanings set forth in Section 4.

WHEREAS, Employer desires to employ Executive, and Executive desires to be so employed, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Employment. Employer agrees to employ Executive, and Executive accepts such employment, for the period beginning on June 8, 2025 (the “Effective Date”) and ending upon his separation pursuant to Section 1(f) (the “Employment Period”).

(a) Position and Duties.

(i) During the Employment Period, Executive shall serve as Chief Executive Officer of Parent and its Subsidiaries (including Employer and any entities created and/or acquired after the date of this Agreement) and shall have the normal duties, responsibilities and authority implied by such position and such other activities as are reasonably directed by the Board of Directors of Parent (the “Board”). In addition to serving as Chief Executive Officer, Executive will be appointed to serve as a member of the Board effective as of the Effective Date. Thereafter, for so long as Executive remains employed as Parent’s Chief Executive Officer, at each annual meeting of Parent’s stockholders, the Board or a committee thereof shall nominate Executive to serve as a member of the Board and Executive shall so serve if elected or reelected.

(ii) Executive shall report to the Board, and Executive shall devote his reasonable best efforts and his full business time and attention to the business and affairs of Parent, Employer and the other Subsidiaries of Parent; provided, that during the Employment Period, Executive shall be entitled to (A) serve, with the prior written consent of the Board or as disclosed on Exhibit A, on corporate, civic or charitable boards or committees, (B) deliver lectures and fulfill speaking engagements and (C) manage passive personal investments, so long as, with respect to clauses (B) and (C), such activities do not interfere substantially with the performance of Executive’s responsibilities to Parent or Employer under this Agreement and are not inconsistent with Executive’s obligations to Parent or any of its Subsidiaries or competitive with the business of Parent or any of its Subsidiaries.

(iii) Executive’s primary work location shall be Employer’s corporate headquarters in San Diego, California, and Executive shall be allowed to work remotely from time to time; provided, that Executive shall be permitted to reside in Dallas, Texas and commute to Employer’s corporate headquarters from the Effective Date through December 31, 2025.

(b) Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary at a rate of $750,000 per annum (the “Annual Base Salary”). The Annual Base Salary shall be reviewed annually by the Board or its Compensation Committee. For each fiscal year of Employer ending during the Employment Period, Executive shall be eligible for an annual bonus with a target amount equal to 100% of the Annual Base Salary (such amount, the “Annual Bonus”), as determined by the Board based upon the performance of Executive and the achievement by Parent, Employer and the other Subsidiaries of Parent of financial, operating and other objectives set by the Board in consultation with Executive. Each Annual Bonus, if any, shall be paid as soon as administratively feasible after the Board (or a committee thereof) certifies whether the performance targets for the applicable year have been achieved but in no event later than March 15 following the end of such year. Notwithstanding the foregoing, Executive’s Annual Bonus for the 2025 fiscal year shall be paid at 100% of target and shall be prorated based on the number of days Executive was employed hereunder during the 2025 fiscal year. Subject to Section 1(f), no Annual Bonus, if any, or any portion thereof, shall be payable for any year unless Executive remains continuously employed by Employer from the Effective Date through the last day of such year. In addition, during the Employment Period, Executive will be entitled to such other benefits as are approved by the Board or a committee thereof and made generally available to all senior management of Parent or Employer.

(c) Equity Awards. On the Effective Date, Executive shall be awarded (i) an option to purchase 1,000,000 shares of Parent’s common stock, (ii) 2,250,000 performance-based restricted stock units of Parent, and (iii) 2,000,000 time-vesting restricted stock units of Parent, in each case, subject to the terms and conditions of Parent’s 2020 Omnibus Incentive Plan and an award agreement substantially in the form attached hereto as Exhibit B, Exhibit C, and Exhibit D, respectively.

(d) Private Air Travel. For so long as Parent maintains a third-party aircraft lease, Parent shall make available to Executive private aircraft use for Company-related business travel, provided, that, through December 31, 2025, such private aircraft use shall also be available to Executive for Executive’s personal travel between Dallas, Texas and San Diego, California.

(e) Reimbursable Expenses. Executive shall be entitled to reimbursement for reasonable expenses incurred or paid by him in connection with the performance of his duties hereunder in accordance with such procedures and policies for executive officers as Parent or Employer has heretofore or may hereafter establish. Executive’s right to payment or reimbursement for expenses under this Agreement will be subject to the following additional rules: (i) the amount of expenses eligible for reimbursement during any calendar year shall not affect the expenses eligible for reimbursement in any other calendar year, (ii) the reimbursement of an eligible expense shall be made as soon as practicable after Executive submits the request for reimbursement, but not later than December 31 of the calendar year following the calendar year in which the expense was incurred and (iii) the right to payment or reimbursement is not subject to liquidation or exchange for any other benefit. Employer shall also reimburse Executive for reasonable legal fees actually incurred by Executive in connection with the negotiation and review of this Agreement and ancillary documentation in an aggregate amount not to exceed $50,000.

(f) Separation. The Employment Period will continue until (x) the termination of Executive’s employment due to Executive’s resignation, death or Disability or (y) the Board terminates Executive’s employment with or without Cause. Executive shall have the right to terminate Executive’s employment with Employer without Good Reason and for any other reason, or no reason at all, upon sixty (60) days’ advance written notice to Employer; provided, however, that if Executive has provided notice to Employer of Executive’s termination of employment, Employer may determine, in its sole discretion, that such termination shall be effective on any date prior to the effective date of termination provided in such notice (and, if such earlier date is so required, then it shall not change the basis for Executive’s termination of employment nor be construed or interpreted as a termination of employment by the Board without Cause) and any requirement to continue salary or benefits shall cease as of such earlier date. Upon Executive’s Separation, Employer or Parent shall pay to Executive within thirty (30) days following the date of Separation (or such earlier date as may be required by applicable law), the following: (A) any accrued but unpaid Annual Base Salary through the date of the Separation, (B) reimbursement for any unreimbursed business expenses incurred through the date of the Separation, and (C) any amount or benefit as may be due or payable in accordance with the terms of any Parent or Employer benefit plan or program (collectively, the “Accrued Amounts”). Upon Executive’s Separation due to death or Disability, in addition to the Accrued Amounts, Executive will be entitled to receive any earned but unpaid Annual Bonus pursuant to Section 1(b) for the fiscal year prior to the fiscal year in which the Separation occurs.

(i) Payment Upon Separation. If Executive’s employment is terminated by Executive for Good Reason or by the Board without Cause, then, in addition to the Accrued Amounts, Executive will be entitled to receive, subject to Section 1(f)(iii) and Section 1(g):

(A) any earned but unpaid Annual Bonus pursuant to Section 1(b) for the fiscal year prior to the fiscal year in which the Separation occurs;

(B) an amount equal to any Annual Bonus that Executive otherwise would have earned for the fiscal year of the Separation had no such termination had occurred, based on actual achievement of the applicable performance goals for such fiscal year (but without giving effect to any individual performance goals), prorated for the number of days Executive was employed hereunder during such fiscal year, and payable on the date the Annual Bonus for the year of the Separation would otherwise have been paid, but in any event no later than March 15 of the calendar year following the end of the calendar year that includes the date of the Separation;

(C) an amount equal to the sum of the Annual Base Salary and target Annual Bonus for the year in which the Separation occurs, payable in substantially equal installments during the 12-month period following the date of Separation (the “Non-CIC Severance Period”) in accordance with Employer’s regular payroll practices; and

(D) if Executive is eligible to and timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then Employer shall pay or reimburse Executive’s COBRA premiums during the Non-CIC Severance Period; provided, that such payments shall not be made in the event an excise tax under Section 4980D of the Code would be imposed on Employer as a result and instead Parent or Employer will pay Executive an amount in cash equal to the amount of such COBRA premiums.

(ii) Payment Upon Separation upon or following a Change in Control. If, during the period commencing upon a Change in Control and ending on the two-year anniversary of such Change in Control, Executive’s employment is terminated by Executive for Good Reason or by Parent or Employer (or their respective successors) without Cause, then, in addition to the Accrued Amounts, and in lieu of the payments and benefits set forth in Section 1(f)(i) above, Executive will be entitled to receive, subject to Section 1(f)(iii) and Section 1(g):

(A) any earned but unpaid Annual Bonus pursuant to Section 1(b) for the fiscal year prior to the fiscal year in which the Separation occurs;

(B) an amount equal to Executive’s target Annual Bonus for the year in which the Separation occurs, prorated for the number of days Executive was employed hereunder during such fiscal year, payable within sixty (60) days following the date of Separation;

(C) an amount equal to two times the sum of the Annual Base Salary and target Annual Bonus for the year in which the Separation occurs, payable in a lump sum within sixty (60) days following the date of Separation;

(D) an amount equal to (1) twenty-four (24) multiplied by (2) the excess of the monthly applicable premium, as of Executive’s date of Separation, for health care coverage Executive (and Executive’s eligible dependents, if any) had from Employer pursuant to Section 1(b) immediately prior to Executive’s date of Separation (or, if greater, the monthly applicable premium for equivalent continuation coverage pursuant to COBRA) over the monthly dollar amount Executive would have paid to

Employer for such health care coverage if Executive remained employed following the date of Separation, such amount to be paid in a lump sum within sixty (60) days following the date of Separation; and

(E) full accelerated vesting of any outstanding time-vesting Parent equity-based awards (including full accelerated vesting of any performance-based restricted stock units that converted into time-vesting restricted stock units at the time of a Change in Control in accordance with the terms of the applicable award agreement).

(iii) Release Agreement. Notwithstanding anything herein to the contrary, (A) Executive shall not be entitled to receive any payments or other benefits pursuant to this Section 1(f) (such benefits, excluding the Accrued Amounts, the “Severance Benefits”) unless Executive has timely executed and delivered to Employer a general release and separation agreement in the form appended hereto as Exhibit E (a “Release Agreement”) and such Release Agreement shall become in full force and effect and not been timely revoked as may be permitted by its terms, which Release Agreement shall be delivered by Executive on or before the Release Expiration Date (as defined below) and (B) Executive shall be entitled to receive the Severance Benefits only so long as Executive has not breached any of the provisions of such Release Agreement, this Agreement (including, without limitation, Section 2 or Section 3 herein) or the Invention Assignment Agreement (as defined below). The first payment of the Severance Benefits will include all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon the effective date of Executive’s termination of employment. For purposes of this Agreement, “Release Expiration Date” shall mean the date that is 30 days following the date of Executive’s termination of employment, or, in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is 60 days following the date of Executive’s termination of employment.

(g) Code Section 409A.

(i) The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall Parent or Employer be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(ii) Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then any payment under this Section 1 that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” shall not be made until the date which is the earlier of (i) the expiration of the six (6)- month period measured from the date of such “separation from service” of Executive, and (ii) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 1(g)(ii) shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” from Parent and Employer within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iv) Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Code Section 409A) due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of a Release Agreement, in any case where the date of termination of employment and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release Agreement and are treated as “nonqualified deferred compensation” (within the meaning of Code Section 409A) shall be made in the later taxable year, and any such amounts that are delayed pursuant to this Section 1(g)(iv) shall be paid in a lump sum on the first payroll period to occur in the subsequent taxable year.

(v) To the extent, if any, that the aggregate amount of the installments of the severance payment that would otherwise be paid pursuant to Section 1(f) after March 15 of the calendar year following the calendar year in which the Separation occurs (the “Applicable March 15”) exceeds the maximum exemption amount under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A), then such excess shall be paid to Executive in a lump sum on the Applicable March 15 (or the first business day preceding the Applicable March 15 if the Applicable March 15 is not a business day) and the installments of the severance payment payable after the Applicable March 15 shall be reduced by such excess (beginning with the installment first payable after the Applicable March 15 and continuing with the next succeeding installment until the aggregate reduction equals such excess). For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(vi) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation”

for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

(h) Certain Excise Taxes. If Executive is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the separation payments and benefits provided for in this Agreement, together with any other payments and benefits which such Executive has the right to receive from Parent or any of its Affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments provided for in this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by Executive from the Parent and its Affiliates will be one dollar less than three times Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by Executive shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The determination as to whether any such reduction in the amount of the payments provided hereunder is necessary shall be made by an independent accounting or valuation firm selected by Parent to whom Executive has no reasonable objection (the “Accounting Firm”). If a reduced payment is made and through error or otherwise that payment, when aggregated with other payments and benefits from Parent (or its Affiliates) used in determining if a “parachute payment” exists, exceeds one dollar less than three times Executive’s base amount, then Executive shall immediately repay such excess to Parent (or its Affiliates) upon notification that an overpayment has been made. Nothing in this Section 1(h) shall require Parent or Employer to be responsible for, or have any liability or obligation with respect to, Executive’s excise tax liabilities under Section 4999 of the Code. The costs associated with the Accounting Firm with respect to the matters in this Section 1(h) shall be borne by Parent and Employer.

2. Confidential Information.

(a) Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data (including trade secrets) to be obtained by him during the course of his employment with Employer concerning the business or affairs of Parent, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of Parent, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to Parent’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive shall deliver to Employer at a Separation, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of Parent, Employer and their respective Subsidiaries and Affiliates (including all acquisition prospects, lists and contact information) which he may then possess or have under his control. Notwithstanding the foregoing, Executive may retain personal contact lists and information, documents and data related to his compensation and benefits; provided, that, Parent has had sufficient opportunity to remove or redact any Confidential Information contained therein.

(b) Protection of Trade Secrets. Executive acknowledges and agrees with Employer that Executive’s services to Employer and to Parent and their respective Subsidiaries and Affiliates require the use of Confidential Information and trade secret information (including any formula, pattern, compilation, program, device, method, technique or process) that Employer, Parent or their respective Subsidiaries and Affiliates have made reasonable efforts to keep confidential and that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (“Trade Secrets”). Executive further acknowledges and agrees that Employer, Parent and such Subsidiaries and Affiliates would be irreparably harmed if Executive were to provide similar services requiring the use of such Trade Secrets.

(c) Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to Parent, Employer or any of their respective Subsidiaries or Affiliates engaging in Parent Business or an anticipated business in which Parent, Employer or any of their respective Subsidiaries or Affiliates have a bona fide interest or expectancy relating to the acquisition of a business by Parent, Employer or any of their respective Subsidiaries, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by Parent, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to Parent, Employer or such Subsidiary or Affiliate, and Executive hereby assigns, and agrees to assign, all of the above Work Product to Parent, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and Parent, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to Parent, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period), to establish and confirm Parent’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including assignments, consents, powers of attorney, and other instruments); provided, that Parent shall reimburse Executive for his reasonable and documented out-of-pocket expenses in connection therewith. For purposes of this Section 2(c), Executive is advised as follows: In accordance with Section 2870(a) of the California Civil Code, any provision in this Agreement which provides that Executive shall assign, or offer to assign, any of his rights in an invention to Employer shall not apply to an invention that Executive developed entirely on his own time without using Employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (1) relate at the time of conception or use to Employer’s business, or actual or demonstrably anticipated research or development of Employer; or (2) result from any work Executive performs for Employer. All Work Product that falls within the scope of Section 2870(a) of the California Civil Code shall be excluded from the assignment in this Section 2(c).

(d) Third Party Information. Executive understands that Parent, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Parent’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 2(a), Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of Parent, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for Parent, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for Parent, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than Executive) in writing, in each case unless and to the extent that the Third Party Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order.

(e) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of Parent, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by Parent, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

(f) Whistleblower Protections. No provision of this Agreement will be interpreted so as to impede Executive (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (iii) seeking or accepting any U.S. Securities and Exchange Commission awards or other relief in connection with protected whistleblower activity, or (iv) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Parent or Employer policy prohibits or restricts Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Executive does not need the prior authorization of Parent or Employer to make any such reports or disclosures, and Executive will not be required to notify Parent or Employer that such reports or disclosures have been made. Nothing in this Agreement prohibits or restricts Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

(g) Trade Secrets. An individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

3. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he will become familiar with Trade Secrets and with other Confidential Information concerning Parent, Employer and their respective Subsidiaries and that his services will be of special, unique and extraordinary value to Parent, Employer and their respective Subsidiaries. Therefore, Executive agrees that:

(a) Noncompetition. During the Employment Period, Executive shall not engage in any business activity that is competitive with the business conducted by the Parent, Employer or any of their respective Subsidiaries. For the avoidance of doubt, this Section 3(a) does not restrict Executive from engaging in any activities permitted by Section 1(a)(ii).

(b) Nonsolicitation. During the Employment Period and for one year thereafter, other than in good faith in the best interests of the Parent, Employer or any of their respective Subsidiaries, Executive shall not directly or indirectly through another entity induce or attempt to induce any employee of Parent, Employer or any of their respective Subsidiaries to leave the employ of Parent, Employer or such Subsidiary, or in any way adversely interfere with the relationship between Parent, Employer or any of their respective Subsidiaries and any employee thereof. For purposes of this Section 3(b), an “employee” of Parent, Employer, or any of their respective Subsidiaries is any Person who (i) with respect to such restrictions during the Employment Period, was an employee of Parent, Employer, or any of their respective Subsidiaries at any time during the Employment Period or (ii) with respect to such restrictions during the one-year period following the Employment Period, Executive is aware or would reasonably be expected to be aware was an employee of Parent, Employer, or any of their respective Subsidiaries within the one-year period immediately preceding Executive’s Separation. Notwithstanding the foregoing, the provisions of this Section 3(b) will not be violated by general advertising or solicitation not specifically targeted at employees of Parent, Employer or any of their respective Subsidiaries.

(c) Enforcement. If, at the time of enforcement of Section 2 or this Section 3, a court holds that the restrictions stated are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, any party and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, subject to Section 6(g), apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

(d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 3 are in consideration of: (i) employment with Employer and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 2 and this Section 3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (A) that the business of Parent, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where Parent, Employer or any of their respective Subsidiaries conduct business during the Employment Period, (B) notwithstanding the state of organization or principal office of Parent, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including Executive), it is expected that Parent, Employer and their respective Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where Parent, Employer or any of their respective Subsidiaries conduct business during the Employment Period, and (C) as part of his responsibilities, Executive will be traveling throughout the United States and other jurisdictions where Parent, Employer or any of their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to Parent, Employer and their respective Subsidiaries of the non-enforcement of any provision of

Section 2 or this Section 3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. The covenants contained in each of Sections 2(a), 2(b), 2(c), 2(d), 2(e), 3(a) and 3(b) may be enforced independently and without any one or more of such sections limiting the provisions of any one or more of the other of such sections. Executive acknowledges that he has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of Parent, Employer and their respective Subsidiaries now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

4. Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

“Cause” means Executive’s (a) being indicted for a felony, (b) willful conduct bringing Parent, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute, (c) substantial and repeated failure to perform the material duties of the office held by Executive as reasonably directed by the Board, (d) gross negligence or willful misconduct with respect to Parent, Employer or any of their respective Subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to Parent, Employer or any of their respective Subsidiaries or any of their respective customers or suppliers, or (e) material breach of Sections 2 or 3 or Section 1(a)(ii) (but only with respect the requirement of such Section 1(a)(ii) that Executive devote his full business time and attention (subject to the exceptions set forth in Section 1(a)(ii)) to the business and affairs of Parent, Employer and their Subsidiaries). In each case above the burden of proving such action or omission is a “Cause” event shall be with Employer. In the event of an alleged breach of clause (c) or (e), Employer shall give Executive written notice with thirty (30) days following the receipt of such notice to cure. In addition, Employer agrees it will permit Executive an opportunity to be heard by the Board before reaching a decision concerning any proposed dismissal for Cause.

“Change in Control” has the meaning set forth in Parent’s 2020 Omnibus Incentive Plan, as in effect on the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is, or is reasonably expected to be, unable to effectively perform the essential functions of Executive’s duties, with or without accommodations, for a substantially continuous period of more than 120 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Board in good faith after consultation with a doctor to whom Executive has no reasonable objection.

“Good Reason” means:

(x) solely with respect to Section 1(f)(i) hereof, without Executive’s prior written consent, (a) any action by Parent or Employer which results in a material reduction in Executive’s authority, duties or responsibilities (including, for the avoidance of doubt, Parent’s failure to continue to nominate Executive to serve as a member of the Board), (b) a material reduction in Executive’s Annual Base Salary or target Annual Bonus, (c) the relocation of Executive’s principal office or place of work to a location that would cause an increase by more than thirty-five (35) miles in the one-way commuting distance from Executive’s principal personal residence to the principal office or business location at which Executive is then required to perform services, or (d) any material breach by Parent or Employer of this Agreement; or

(y) solely with respect to Section 1(f)(ii) hereof, without Executive’s prior consent, (a) a reduction in Executive’s title, status, authority, duties or responsibilities (including, for the avoidance of doubt, Parent’s failure to continue to nominate Executive to serve as a member of the Board); it being understood that the consummation of a Change in Control shall be deemed to constitute a reduction in Executive’s title, status, authority, duties or responsibilities, (b) a reduction in Executive’s Annual Base Salary or target Annual Bonus, (c) the relocation of Executive’s principal office or place of work to a location that would cause an increase by more than thirty-five (35) miles in the one-way commuting distance from Executive’s principal personal residence at the time of the Change in Control to the principal office or business location at which Executive is then required to perform services, or (d) any material breach by Parent or Employer of this Agreement.

Notwithstanding anything to the contrary, any assertion by Executive of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) Executive must provide written notice to Employer of the existence of such condition(s) within ninety (90) days after the initial occurrence of such condition(s); (B) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following Employer’s receipt of such written notice; and (C) the date of Executive’s termination of employment must occur within sixty (60) days after written notice of the condition(s) specified in such notice. Further, any “Partial Sale” does not and will not in and of itself constitute circumstances that would provide grounds for Executive to terminate Executive’s employment for “Good Reason” under this Agreement.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

“Parent Business” means the business(es) of providing those services or selling those products which Parent, Employer or any of their respective Subsidiaries actually provide or sell.

“Partial Sale” means any transaction or series of related transactions resulting in the sale or disposition of 50% or more of the assets of Parent, as determined by the Board in good faith, which does not otherwise constitute a Change in Control.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Separation” means Executive ceasing to be employed by any of Parent, Employer and their respective Subsidiaries for any reason.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which if (a) a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. References to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of Parent.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service with tracking (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) emailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Parent or Employer:

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle Suite 200

San Diego, CA 92121

Attention: Board of Directors c/o Corporate Secretary

with copies to (which shall not constitute notice):

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle Suite 200

San Diego, CA 92121

Attention: General Counsel

If to Executive:

Bernd Brust

**********************

**********************

**********************

E-mail:****************

with copies to (which shall not constitute notice):

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Neill Jakobe (neill.jakobe@ropesgray.com)

     Renata Ferrari (renata.ferrari@ropesgray.com)

or such other address or to the attention of such other Person as the recipient party shall have specified by previous written notice to the sending party (such change of address need not be served by the requirements of this Section 5).

6. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Entire Agreement. This Agreement, those documents expressly referred to herein (including, without limitation, the Support Agreement) and the Indemnification Agreement that will be entered into between Executive and Parent substantially in the form of Parent’s form of Director and Officer Indemnification Agreement (the “D&O Indemnification Agreement”), embody the complete agreement and understanding among the parties and supersede and preempt any previous understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter in any way. For the avoidance of doubt, should defense or indemnification of Executive become an issue, if there is any conflict between this Employment Agreement, the Support Agreement and the D&O Indemnification Agreement, that document or provision that provides the greatest protection to Executive shall prevail and be the operative agreement or provision. In the event of any conflict between the terms of this

Agreement and the Employer’s Employee Inventions Assignment and Non-Disclosure Agreement (the “Invention Assignment Agreement”), the terms of the Invention Assignment Agreement shall control.

(c) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(d) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(e) Successors and Assigns. Except as otherwise provided, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, Parent, Employer, and their respective successors and assigns; provided, that the rights and obligations of Executive under this Agreement shall not be assigned or delegated. In the event of Executive’s death prior to completion by Parent of all payments due under this Agreement, Parent shall make all such payments to Executive’s beneficiary or to Executive’s estate as appropriate.

(f) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

(g) Dispute Resolution. Any controversy, dispute or claim arising out of or relating to this Agreement (a “Covered Claim”) shall be resolved by confidential binding arbitration to be held in San Diego, California, and shall be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards. Each party shall pay their own costs and expenses (including attorneys’ fees and other charges of counsel) incurred in resolving any such Covered Claim; except Employer shall pay the costs of arbitration, and provided, that in the event litigation is required to compel arbitration or to enforce an arbitration award or judgment pursuant to this Agreement, to the extent allowed by applicable law, the non-prevailing party in such litigation shall reimburse the costs and expenses (including attorney’s fees and other charges of counsel) of the prevailing party. The prevailing party in any arbitration shall be entitled to attorney’s fees and costs, subject to statutory limitations. Judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction. The parties agree that any action to compel arbitration pursuant to this Agreement shall be brought in the appropriate California state court, and in connection with such action to compel, the laws of California shall control.

(h) Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with Parent, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding about which Executive gained material information in the course of his employment hereunder, as reasonably requested by Parent (including Executive being available to Parent upon reasonable notice for interviews and factual investigations, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event Parent requires Executive’s cooperation in accordance with this paragraph after the Employment Period, Parent shall reimburse Executive for Executive’s reasonable time at a rate of $300 per hour and reasonable travel expenses (including lodging and meals, upon submission of receipts).

(i) Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and/or their respective successors and assigns may, in addition to other rights and remedies existing in their favor, but subject to Section 6(g), apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Parent, Employer and Executive. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision.

(k) Insurance. Parent or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

(l) Business Days. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or holiday in the state in which Parent’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m) Tax Withholding. Parent, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from Parent, Employer or any of their respective Subsidiaries to Executive (including withholding shares or other equity securities in the case of issuances of equity by Parent, Employer or any of their respective Subsidiaries) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from Parent, Employer or any of their respective Subsidiaries or Executive’s ownership interest in Parent, including wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity, including, without limitation, any of the payments or benefits payable pursuant to Sections 1(b), 1(d), 1(e), 1(f), 1(g) and 1(h).

(n) Termination. This Agreement (except for the provisions of Sections 1(a) and 1(b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(o) Deemed Resignations. Except as otherwise determined by the Board or as otherwise agreed to in writing by Executive and Parent, Employer or any of their respective Subsidiaries before the termination of Executive’s employment with Employer, any termination of Executive’s employment shall constitute, as applicable, an automatic resignation of Executive: (i) as an officer of Parent, Employer or any of their respective Subsidiaries; and (ii) from any board of directors or board of managers (or similar governing body) of Parent, Employer or any of their respective Subsidiaries and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which Parent, Employer or any of their respective Subsidiaries holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Executive serves as the designee or other representative of Parent, Employer or any of their respective Subsidiaries. Executive agrees to take any further actions that Parent, Employer or any of their respective Subsidiaries reasonably requests to effectuate or document the foregoing.

(p) Electronic Delivery. This Agreement, the agreements referred to, and each other agreement or instrument entered into in connection with this Agreement, and any amendments, to the extent signed and delivered by means of a photographic, portable document format (.pdf), or similar reproduction of such signed writing using an electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party or party to any such agreement or instrument, each other party shall re-execute original forms and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(q) No Third-Party Beneficiaries. Except as expressly provided (including the last sentence of Section 6(e)), no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party, and no such other Person shall have any right or cause of action hereunder. Notwithstanding the foregoing, any Subsidiary or Parent or Employer that is not a signatory to this Agreement shall be a third party beneficiary of Executive’s obligations under Sections 2, 3, 6(g), 6(h) and 6(p) and shall be entitled to enforce such obligations as if a party hereto.

(r) Directors’ and Officers’ Insurance. Each of Parent and Employer agree that it shall obtain and maintain in full force and effect during the term of Executive’s employment directors’ and officers’ insurance policies in amounts and with coverages customary for entities of the size and with the type of business of Parent and Employer, respectively.

(s) Clawback. Notwithstanding any provision of this Agreement to the contrary, Executive acknowledges that the amounts paid or payable under this Agreement shall be subject to the publicly filed Clawback Policy of Maravai LifeSciences Holdings, Inc. and any right or obligation that Employer or Parent may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which Parent’s securities are listed, or any other applicable law (the “Dodd-Frank Clawback”). Notwithstanding any provision of this Agreement to the contrary, each of Parent, Employer or any of their Affiliates or Subsidiaries reserves the right, without the consent of Executive, to adopt any such Dodd-Frank Clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

MARAVAI LIFESCIENCES HOLDINGS, INC.

By:	/s/ Kurt A. Oreshack
Name: Kurt. A. Oreshack
Its: General Counsel

MARAVAI INTERMEDIATE HOLDINGS, LLC

By:	/s/ Kurt A. Oreshack
Name: Kurt. A. Oreshack
Its: General Counsel

EXECUTIVE

/s/ Bernd Brust
Bernd Brust

[Signature Page to Employment Agreement]

Exhibit A

Corza Medical

Exhibit B

Stock Option Award Agreement

(Attached.)

MARAVAI LIFESCIENCES HOLDINGS, INC.

2020 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the stock option (the “Option”) set forth below. This award of the Option (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	Bernd Brust

Grant Date:	June 8, 2025

Exercise Price per Share:	$2.39 per share

Shares Subject to the Option:	1,000,000 shares

Type of Option:	Non-Qualified Stock Option

Vesting Start Date:	June 8, 2025

Vesting Schedule:

Subject to the Agreement, the Plan and other terms and conditions set forth herein, one-third of the Shares subject to the Option will vest on the first anniversary of the Vesting Start Date set forth above, and the remaining two-thirds of the Shares subject to the Option will vest in twenty-four substantially equal monthly installments thereafter, such that 100% of the Shares subject to the Option shall be vested as of the third anniversary of the Vesting Start Date, so long as Participant has not incurred a Termination of Service prior to the applicable vesting date, except as expressly provided for in the Plan, the Agreement or a written employment or severance agreement between Participant and the Company (or a severance plan under which Participant has been designated as a participant entitled to receive benefits) that is in effect at the time of such Termination of Service.

Final Expiration Date:	June 8, 2035

[Signature Page Follows]

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By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Name: Kurt. A. Oreshack
Title: General Counsel

PARTICIPANT

Name: Bernd Brust

[Signature Page to Stock Option Grant Notice]

Exhibit A

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

GENERAL

1.1 Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control.

Article II.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”). Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Committee otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason except as provided in Section 3.3.

2.2 Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3 Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a) The final expiration date in the Grant Notice; or

(b) Except as the Committee may otherwise approve, Participant’s Termination of Service for Cause.

Article III.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan

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at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3 Qualifying Termination; Change in Control; Partial Sale.

(a) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, if Participant’s Termination of Service is by involuntary termination without Cause or by voluntary resignation for Good Reason (as defined in that certain Employment Agreement, dated June 8, 2025, among Participant, Maravai Intermediate Holdings, LLC, and the Company (the “Employment Agreement”) (either case, a “Qualifying Termination”) and (i) if such Qualifying Termination does not occur within two years following a Change in Control, a pro-rata portion of the Shares subject to the Option will vest and become exercisable as provided in this Agreement, with such proration determined by multiplying the number of Shares subject to the Option by a fraction, the numerator of which is the number of days elapsed from the Vesting Start Date through the date of such Qualifying Termination, and the denominator of which is 1,096; and (ii) if such Qualifying Termination occurs within two years following a Change in Control, all of the Shares subject to the Option will vest and become exercisable as provided in this Agreement immediately as of the date of such Qualifying Termination.

(b) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, if, in connection with a Change in Control, the Option is not assumed or continued, or an equivalent award is not substituted for the Option by the acquiror or survivor (or an affiliate of the acquiror or survivor), all of the Shares subject to the Option will automatically vest in full immediately as of the occurrence of such Change in Control so that Participant has an opportunity to participate in such Change in Control, so long as Participant has not experienced a Termination of Service prior to the consummation of such Change in Control.

(c) In the event of a Partial Sale, 50% of any then-unvested Shares subject to the Option will automatically vest in full immediately as of the occurrence of such Partial Sale, so long as Participant has not experienced a Termination of Service prior to the consummation of such Partial Sale. As used herein, “Partial Sale” has the meaning set forth in the Employment Agreement.

3.4 Tax Withholding. To the extent that the receipt, vesting or exercise of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate in each case with the consent of Participant. If such tax obligations are satisfied through net exercise or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized

2

without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

3.5 Automatic Exercise.

(a) Notwithstanding any provision of this Agreement, the Grant Notice or the Plan to the contrary, if at any time after the Grant Date, (i) the Option has become vested and exercisable in whole or in part; (ii) such vested and exercisable portion of the Option is scheduled to expire or terminate for any reason other than due to a termination of Participant’s employment with the Company or any Affiliate for Cause; and (iii) the then-current Fair Market Value of a Share of Common Stock of the Company exceeds the sum of (A) the Exercise Price per Share of the Option and (B) the minimum amount of taxes required to be withheld (if any) if Participant were to exercise the Option at such time, then, unless Participant (or, if applicable, the Participant’s estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of Participant) provides written notice to the Committee at least ten (10) business days prior to such scheduled expiration or termination date indicating that Participant or such holder desires that the Option expire or terminate without any exercise of the portion of the Option (if any) that has become vested and exercisable, such vested and exercisable portion of the Option shall be automatically exercised as of the date of such scheduled expiration or termination through a Net Issuance Exercise and the minimum amount of taxes required to be withheld (if any) upon such automatic exercise shall be satisfied by withholding shares of Common Stock otherwise issuable in connection with such exercise having a Fair Market Value equal to such amount.

(b) As used herein, “Net Issuance Exercise” means delivering or constructively tendering to the Company Shares of Common Stock having a Fair Market Value equal to the Exercise Price (provided such shares used for this purpose must have been held by Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences).

Article IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

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4.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Maravai LifeSciences Holdings, Inc.

Attn: General Counsel

10770 Wateridge Circle Suite 200

San Diego, CA 92121

If to Participant, at Participant’s last known address on file with the Company, with copies to (which shall not constitute notice):

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Neill Jakobe (neill.jakobe@ropesgray.com)

    Renata Ferrari (renata.ferrari@ropesgray.com)

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the

4

extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.10 No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

4.11 Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to the publicly filed Clawback Policy of Maravai LifeSciences Holdings, Inc. and any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

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Exhibit C

Performance Stock Unit Award Agreement

(Attached.)

MARAVAI LIFESCIENCES HOLDINGS, INC.

2020 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the number of performance-based Restricted Stock Units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	Bernd Brust

Grant Date:	June 8, 2025

Vesting Start Date:	June 8, 2025

Number of PSUs:	2,250,000

Vesting of PSUs:

Subject to the Agreement, the Plan and other terms and conditions set forth herein, the PSUs will vest, if at all, on the applicable Certification Date (as defined in Exhibit B) based on achievement of the performance criteria set forth in Exhibit B, so long as Participant has not incurred a Termination of Service prior to the settlement date, except as expressly provided for in the Plan, the Agreement or a written employment or severance agreement between Participant and the Company (or a severance plan under which Participant has been designated as a participant entitled to receive benefits) that is in effect at the time of such Termination of Service.

[Signature Page Follows]

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By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Name: Kurt. A. Oreshack
Title: General Counsel

PARTICIPANT

Name: Bernd Brust

[Signature Page to Performance Stock Unit Grant Notice]

Exhibit A

PERFORMANCE STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

GENERAL

1.1 Award of PSUs.

(a) The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.

1.2 Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control.

1.3 Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture.

(a) The PSUs will vest according to the terms set forth in the Grant Notice. In the event of Participant’s Termination of Service for any reason other than a Qualifying Termination (as defined below), all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Committee or provided in a binding written agreement between Participant and the Company.

(b) If Participant’s Termination of Service is by involuntary termination without Cause or by voluntary resignation for Good Reason (as defined in the Employment Agreement, dated June 8, 2025, among Participant, Maravai Intermediate Holdings, LLC, and the Company (the “Employment Agreement”)) (either case, a “Qualifying Termination”) prior to the third anniversary of the Vesting Start Date, a pro-rata portion of the PSUs (determined by multiplying the number of PSUs granted hereunder by a fraction, the numerator of which is the number of days elapsed from the Vesting Start Date through the date of such Qualifying Termination, and the denominator of which is 1,096) shall remain outstanding and eligible to vest (if at all) on the applicable Certification Date in accordance with the terms set forth in the Grant Notice as if no such termination had occurred (such outstanding PSUs, the “Retained PSUs”), and all other PSUs shall be forfeited for no consideration upon such Qualifying Termination. Notwithstanding the foregoing, if a Change in Control occurs following such Qualifying Termination and before the third anniversary of the Vesting Start Date, any Retained PSUs shall

1

become Converted RSUs (as defined below) and shall immediately become vested as of the date of such Change in Control.

(c) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 2.1(d) hereof, if a Change in Control occurs prior to the third anniversary of the Vesting Start Date, a number of PSUs, if any, as determined in accordance with Exhibit B hereto, will, upon the consummation of such Change in Control, convert automatically to time-based Restricted Stock Units that will vest in their entirety upon the third anniversary of the Vesting Start Date (the “Converted RSUs”), so long as Participant continuously provides services to the Company or any Affiliate through the third anniversary of the Vesting Start Date. Notwithstanding the foregoing, if a Qualifying Termination occurs within the 24-month period following the consummation of such Change in Control, any then-outstanding Converted RSUs shall immediately become vested as of the date of such Termination of Service.

(d) Notwithstanding the foregoing, if, in connection with a Change in Control prior to the third anniversary of the Vesting Start Date, this Award is not assumed or continued, or an equivalent award is not substituted for this Award by the acquiror or survivor (or an affiliate of the acquiror or survivor), a number of any then-outstanding PSUs, if any, shall be eligible to vest upon the consummation of such Change in Control in accordance with Exhibit B.

(e) If prior to the third anniversary of the Vesting Start Date, a Qualifying Termination occurs following the consummation of a Partial Sale, a number of PSUs equal to the greater of (x) 50% of the PSUs granted hereunder and (y) the number of PSUs that become Retained PSUs pursuant to Section 2.1(b) hereof (the greater of (x) and (y) also to be referred to herein as the “Retained PSUs”), shall remain outstanding and eligible to vest (if at all) on the earlier to occur of the Certification Date and a Change in Control, and all other PSUs shall be forfeited for no consideration upon such Qualifying Termination. As used herein, “Partial Sale” has the meaning set forth in the Employment Agreement.

2.2 Settlement. As soon as administratively practicable following the vesting of PSUs or Converted RSUs pursuant to Section 2.1, but in no event later than 30 days after the applicable vesting date, the Company shall deliver to Participant a number of Shares equal to the number of PSUs or Converted RSUs, as applicable, that vested. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time.

Article III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign

2

tax purposes, Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate in each case with the consent of Participant. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Article IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):

Maravai LifeSciences Holdings, Inc.

Attn: General Counsel

   10770 Wateridge Circle Suite 200

   San Diego, CA 92121

If to Participant, at Participant’s last known address on file with the Company, with copies to (which shall not constitute notice):

   Ropes & Gray LLP

   191 North Wacker Drive, 32nd Floor

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   Chicago, IL 60606

   Attention: Neill Jakobe (neill.jakobe@ropesgray.com)

  Renata Ferrari (renata.ferrari@ropesgray.com)

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have

4

only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

4.10 Non-Transferability. During the lifetime of Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PSUs not any interest or right therein shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.11 Legends. If a stock certificate is issued with respect to the Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission and any other Applicable Laws. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.

4.12 No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

4.13 Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.

4.14 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.15 Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to the publicly filed Clawback Policy of Maravai LifeSciences Holdings, Inc. and any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules

5

and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

* * * * *

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Exhibit D

Restricted Stock Unit Agreement

(Attached.)

MARAVAI LIFESCIENCES HOLDINGS, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant: Bernd Brust

Grant Date: June 8, 2025

Number of RSUs: 2,000,000

Vesting Start Date: June 8, 2025

Vesting Schedule: Subject to the Agreement, the Plan and other terms and conditions set forth herein, one-third of the RSUs will vest on the first anniversary of the Vesting Start Date set forth above, and the remaining two-thirds of the RSUs will vest in twenty-four substantially equal monthly installments thereafter, such that 100% of the RSUs shall be vested as of the third anniversary of the Vesting Start Date, in each case, so long as Participant has not incurred a Termination of Service prior to the applicable vesting date, except as expressly provided for in the Plan, the Agreement or a written employment or severance agreement between Participant and the Company (or a severance plan under which Participant has been designated as a participant entitled to receive benefits) that is in effect at the time of such Termination of Service.

[Signature Page Follows]

1

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Name: Kurt. A. Oreshack
Title: General Counsel

PARTICIPANT

Name: Bernd Brust

[Signature Page to Restricted Stock Unit Notice]

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

GENERAL

1.1 Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control.

1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture.

(a) The RSUs will vest according to the vesting schedule in the Grant Notice. In the event of Participant’s Termination of Service for any reason, except as set forth in Section 2.1(b) of this Agreement, all unvested RSUs will immediately and automatically be cancelled and forfeited, unless otherwise determined by the Committee or provided in a binding written agreement between Participant and the Company.

(b) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, if Participant’s Termination of Service is by involuntary termination without Cause or by voluntary resignation for Good Reason (as defined in that certain Employment Agreement, dated June 8, 2025, among Participant, Maravai Intermediate Holdings, LLC, and the Company (the “Employment Agreement”) (either case, a “Qualifying Termination”) and (i) if such Qualifying Termination does not occur within two years following a Change in Control, Participant will vest in a pro-rata portion of the RSUs (determined by multiplying the number of RSUs granted hereunder by a fraction, the numerator of which is the number of days elapsed from the Vesting Start Date through the date of such Qualifying Termination, and the denominator of which is 1,096); and (ii) if such Qualifying Termination occurs within two years following a Change in Control, all of the RSUs will vest in their entirety immediately as of the date of such Qualifying Termination.

(c) If, in connection with a Change in Control, this Award is not assumed or continued, or an equivalent award is not substituted for this Award by the acquiror or survivor (or an affiliate of the acquiror or survivor), all of the RSUs will automatically vest in full immediately

3

as of the occurrence of such Change in Control so that Participant has an opportunity to participate in such Change in Control, so long as Participant has not experienced a Termination of Service prior to the consummation of such Change in Control.

(d) In the event of a Partial Sale, 50% of any then-unvested RSUs will automatically vest in full immediately as of the occurrence of such Partial Sale, so long as Participant has not experienced a Termination of Service prior to the consummation of such Partial Sale. As used herein, “Partial Sale” has the meaning set forth in the Employment Agreement.

2.2 Settlement. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2.1, but in no event later than 30 days after the applicable vesting date, the Company shall deliver to Participant a number of Shares equal to the number of RSUs that vested. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time.

Article III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate in each case with the consent of Participant. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives

4

(including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Article IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):

Maravai LifeSciences Holdings, Inc.

Attn: General Counsel

10770 Wateridge Circle Suite 200

San Diego, CA 92121

If to Participant, at Participant’s last known address on file with the Company, with copies to (which shall not constitute notice):

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Neill Jakobe (neill.jakobe@ropesgray.com)

    Renata Ferrari (renata.ferrari@ropesgray.com)

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5

4.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10 Non-Transferability. During the lifetime of Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs not any interest or right therein shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.11 Legends. If a stock certificate is issued with respect to the Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the

6

terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission and any other Applicable Laws. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.

4.12 No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

4.13 Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.

4.14 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.15 Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to the publicly filed Clawback Policy of Maravai LifeSciences Holdings, Inc. and any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

* * * * *

7

Exhibit E

GENERAL RELEASE

I, Bernd Brust, on behalf of myself and my heirs, executors, administrators, beneficiaries, trustees, successors, and assigns, for good and valuable consideration (including the Severance Benefits), do hereby release and forever discharge, as of the date hereof, Employer, Parent and their respective current, former, and future affiliates, subsidiaries, parents, related companies and controlling shareholders, and each of their predecessors, successors and assigns (collectively with Employer and Parent, the “Company Group”, and each, a “Company Group Member”); and each Company Group Member’s respective current, former, and future direct and indirect owners, managers, members, directors, members, trustees, shareholders, subsidiaries, general partners, limited partners, affiliates, related companies, divisions, officers, employees, agents, insurers, representatives, and attorneys (collectively, with the Company Group, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Employment Agreement by and between Maravai Intermediate Holdings, LLC, a Delaware limited liability company (“Employer”), and Maravai LifeSciences Holdings, Inc., a Delaware corporation (“Parent”), and me to which this General Release is attached (the “Employment Agreement”).

1.

I understand that the Severance Benefits represent, in part, consideration for signing this General Release and are not benefits to which I was already entitled. I understand and agree that I will not be entitled to the Severance Benefits unless (i) I execute this General Release and do not revoke this General Release within the time period permitted hereafter and (ii) I do not breach any provision of the Agreement, including this General Release. The Severance Benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by any Company Group Member.

2.

Except as expressly provided in this General Release and except for the provisions of the Employment Agreement that expressly survive the termination of my employment with Employer, I knowingly and voluntarily (for myself and my heirs, executors, beneficiaries, trustees, successors, administrators and assigns) hereby forever release, discharge and acquit the Released Parties from liability for, and I hereby waive, any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees and/or liabilities of any nature whatsoever, in law and/or in equity, both past and present (through the date I execute this General Release) and whether known or unknown, suspected or claimed (collectively, “Claims”) against any of the Released Parties, that I, my spouse or any of my heirs, executors, beneficiaries, trustees, successors, administrators or assigns ever had, now have or hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of my initial dealings with Employer to the date I execute this General Release, and particularly, but without limitation of the foregoing general terms, any Claims arising from or relating in any way to my employment or service relationship with any Company Group Member, the terms and conditions of that employment or service relationship and the termination of that employment or service relationship, and/or Claims arising out of or relating to my status as an employee, member, officer, or director of any Company Group Member (including, but not limited to, any Claim arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; Section 1981 of U.S.C. Title 42; the Sarbanes-Oxley Act of 2002; California’s Fair Employment and Housing Act; provisions of Section 1542 of the California Civil Code; the California Worker Adjustment and Retraining Notification Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of any Company Group Member; or any Claim for wrongful discharge or termination, breach of implied or express contract, infliction of emotional distress or defamation, breach of fiduciary duty, fraud, breach of implied covenant of good faith and fair dealing, promissory estoppel or tortious interference; any and all Claims I may have under the Employment Agreement or any other agreement with any Company Group Member, including but not limited to any employment contract or offer letter, incentive compensation plan, equity-based plan, bonus plan, or other agreement with any Company Group Member; any Claim for wages, bonuses, vacation, severance, termination payments and other compensation of any kind to which I was or may have been entitled, other than the Accrued Amounts and the Severance Benefits; or any Claim for costs, fees or other expenses, including attorneys’ fees incurred in or with respect to these matters or as provided below). I understand and intend that this General Release constitutes a general release of all Claims and that no reference herein to a specific form of Claim, statute or type of relief is intended to limit the scope of this General Release, except those Claims that cannot be waived pursuant to applicable laws. THIS GENERAL RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

3.

I hereby agree not to bring or cause to be brought any Claims and represent and warrant that, as of the time I execute this General Release, I have not brought or joined any lawsuit or filed any charge or claim against any of the Released Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which I sign this General Release. In addition, I will not encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances or Claims by any non-governmental third party against any of the Released Parties unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying Employer sufficiently in advance of such subpoena or court order to reasonably allow Employer an opportunity to object to the same. I hereby further represent that I have made no assignment of, and have not otherwise sold, delivered, transferred or conveyed, any rights I have asserted or may have against any of the Released Parties with respect to any Claim, demand, cause of action or other matter covered by paragraph 2 above.

4.

I expressly agree that I am waiving all Claims available against Employer and the other Released Parties arising out of my employment with Employer or the termination of my employment under the ADEA and OWBPA. I agree that this General Release does not waive or release any rights or Claims that I may have under the ADEA that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with Employer in compliance with the terms of the Employment Agreement shall not serve as the basis for any Claim or action (including, without limitation, any Claim under the ADEA or OWBPA).

5.

I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any and all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; and provided, further, that I disclaim and waive any right to accept, share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding; provided, however, that nothing in this General Release or the Employment Agreement shall prohibit me from receiving any monetary award to which I become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

6.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that, without such waiver, Employer would not have agreed to the provision of the Severance Benefits. I further agree that in the event that I should bring a Claim seeking damages against Employer or any Released Party, or in the event that I should seek to recover against Employer or any Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending Claim, or of any facts that could give rise to a Claim, of the type described in paragraph 2 as of the execution of this General Release.

7.

It is my intention that this General Release shall be effective as a bar to each, and every Claim, demand and cause of action specified herein. I expressly agree and understand that the release given by me pursuant to this General Release applies to all unknown, unsuspected and unanticipated Claims, liabilities and causes of action which I may have against Employer and the Released Parties. I acknowledge that I may discover Claims or facts in addition to, or different from, those which I now know or believe to exist with respect to the subject matter of this General Release and that, if known or suspected at the time of executing this General Release, may have materially affected this settlement. Nevertheless, I hereby waive any right, Claim or cause of action that might arise as a result of such different or additional Claims or facts. I acknowledge that I understand the significance and consequence of such release.

8.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by Employer, any Released Party or myself of any improper or unlawful conduct.

9.

The Claims do not include (i) any rights or claims that may first arise after the time I sign this General Release (including any claims to the Severance Benefits), (ii) any rights or claims that may first arise after the time I sign this General Release with respect to any equity-based awards in Parent arising out of or related to protections for such awards in connection with my termination from employment and/or any equity-based awards in Parent that I continue to hold after the date that my employment terminates, (iii) any rights to indemnification, exculpation or advancement of expenses, including coverage under any applicable directors’ and officers’ liability insurance policy or any agreement, that I have with respect to or with the Company Group, including under applicable law, (iv) any right that cannot be waived by private agreement, including the right to file any Claim for workers’ compensation or unemployment insurance, or (v) any claim to vested benefits under an employee benefit plan of a Company Group Member that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any rights to vested benefits under health and retirement plans in accordance with plans duly in effect and subject to the terms of those plans. Further notwithstanding the release of liability set forth herein, nothing in this General Release prevents me from filing any non-legally waivable charge or claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”), the California Department of Fair Employment and Housing (“CDFEH”), or other administrative body or governmental agency or participating in any charge, investigation or proceeding conducted by the EEOC, CDFEH or other governmental agency or cooperating with such agency; however, I understand and agree that, to the extent permitted by applicable law, I am waiving any and all rights to recover any monetary or personal relief from any Released Party as a result of such EEOC, CDFEH or other governmental agency proceeding or subsequent legal actions.

10.

Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any similar self-regulatory organization or governmental entity.

11.

I understand that this General Release shall apply to all unknown or unanticipated claims, damages and causes of action, as well as those known and anticipated, and do expressly waive any and all rights and benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of each and all of the releases, I hereby knowingly, intentionally, and voluntarily wave and relinquish any and all rights or benefits I may have under this provision, or any other statutory or non-statutory law of similar effect, and I expressly acknowledge that this General Release is intended to include and does include in its effect, without limitation, all Claims that I do not know or suspect to exist in my favor at the time I execute this General Release and that this General Release contemplates the extinguishment of all such Claims.

12.

Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish or in any way affect any rights or claims arising out of any breach by Employer or by any Released Party of the Employment Agreement after the date hereof.

13.

Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case, concerning the subject matter hereof.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE ADEA, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND ERISA;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT (AND I HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION);

(v)

I HAVE HAD [TWENTY-ONE (21)] / [FORTY-FIVE (45)] DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT (ALTHOUGH I MAY SIGN IT SOONER, BUT NO EARLIER THAN THE SEPARATION DATE) AND THE CHANGES MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [TWENTY-ONE (21)] / [FORTY-FIVE (45)] -DAY PERIOD;

(vi)

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER MY EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE APPLICABLE REVOCATION PERIOD HAS EXPIRED;

(vii)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EMPLOYER AND BY ME.

SIGNED:		DATE:
Bernd Brust